Exhibit 3.1

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles
/s/ SINEAD O'CALLAGHAN
BUSINESS CORPORATIONS ACT	SINEAD O'CALLAGHAN

This Notice of Articles was issued by the Registrar on: April 25, 2025 09:09 AM Pacific Time

Incorporation Number:	BC1246779

Recognition Date and Time:	Incorporated on April 8, 2020 11:44 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ALASKA SILVER CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
15TH FLOOR, 1111 WEST HASTINGS STREET	15TH FLOOR, 1111 WEST HASTINGS STREET
VANCOUVER BC V6E 2J3	VANCOUVER BC V6E 2J3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
15TH FLOOR, 1111 WEST HASTINGS STREET	15TH FLOOR, 1111 WEST HASTINGS STREET
VANCOUVER BC V6E 2J3	VANCOUVER BC V6E 2J3
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Smallhouse, David

Mailing Address:	Delivery Address:
1990 N. KOLB ROAD	1990 N. KOLB ROAD
TUCSON AZ 85715	TUCSON AZ 85715
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:

Nishi, Kevin

Mailing Address:	Delivery Address:
1700 - 475 HOWE STREET	1700 - 475 HOWE STREET
VANCOUVER BC V6C 2B3	VANCOUVER BC V6C 2B3 CANADA
CANADA	CANADA

Last Name, First Name, Middle Name:

Brewer, Nathan

Mailing Address:	Delivery Address:
9027 OLD TOM MORRIS CIRCLE	9027 OLD TOM MORRIS CIRCLE
HIGHLANDS RANCH CO 80219	HIGHLANDS RANCH CO 80219
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:

Mitchell, Susan

Mailing Address:	Delivery Address:
2 HORATIO STREET, SUITE 16L	2 HORATIO STREET, SUITE 16L
NEW YORK NY 10014	NEW YORK NY 10014
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:

Marrs, Christopher

Mailing Address:	Delivery Address:
3573 E. SUNRISE DRIVE, SUITE 233	3573 E. SUNRISE DRIVE, SUITE 233
TUCSON AZ 85718	TUCSON AZ 85718
UNITED STATES	UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

November 8, 2021

July 17, 2023

AUTHORIZED SHARE STRUCTURE

Page: 2 of 3

1. No Maximum	Subordinate Voting Shares	Without Par Value

With Special Rights or Restrictions attached

2. No Maximum	Proportionate Voting Shares	Without Par Value

With Special Rights or Restrictions attached

Page: 3 of 3